Exhibit 99.1

FOR IMMEDIATE RELEASE
May 10, 2016	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q2 RESULTS
Total Revenues +76% with Restaurant Level Operating Profit +66% in Q2*
Adjusted EBITDA +92% in Q2*
Plans for Accelerated Development
Conference Call Tuesday, May 10, 2016, at 3:00 p.m. MDT/5:00 p.m. EDT

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick service restaurant chain focused on fresh, high quality, all natural products and Bad Daddy’s Burger Bar, a full service, upscale concept today announced its preliminary unaudited financial results for the second fiscal quarter ended March 31, 2016.

Key highlights of the Company’s financial results include:

•
Same store sales for company-owned Good Times restaurants increased 0.5% for the quarter and 2.6% for the year on top of last year’s increase of 8.3% for the quarter and 8.1% for the year, which makes twenty-three consecutive quarters of same store sales growth

•	Same store sales for company-owned Bad Daddy’s restaurants increased 1.9% for the quarter and 4.0% for the year

•	Total revenues increased 76% to $15,318,000 for the quarter and increased 76% to $29,156,000 for the year

•
The Company opened two new Bad Daddy’s restaurants during the quarter and has opened one additional restaurant after the quarter ended for a total of five new restaurants opened since the beginning of the fiscal year

•	The five new Bad Daddy’s restaurants opened in fiscal 2015 are averaging in excess of $2.5 million in annualized sales

•	Sales for the company-owned Good Times restaurants for the quarter were $6,700,000 and Restaurant Level Operating Profit (a non-GAAP measure) was $1,063,000 or 15.9% as a percent of sales *

•	Sales for the Bad Daddy’s restaurants for the quarter were $8,441,000 and Restaurant Level Operating Profit (a non-GAAP measure) was $1,336,000 or 15.8% as a percent of sales *

•	Adjusted EBITDA (a non-GAAP measure) for the quarter increased 92% to $639,000 from $332,000 and increased 96% to $884,000 from $452,000 for the year*

•	The Company ended the quarter with $9.0 million in cash

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Boyd Hoback, President & CEO said “Our new Bad Daddy’s restaurants are performing well, averaging over our $2.5 million in annualized sales target as of the end of April, despite above average snow in Colorado. Same store sales remain strong, we are improving our store level operating margins and we plan to accelerate our development into fiscal 2017 with entry into two new markets as well as our pipeline of locations in Colorado and North Carolina.  We anticipate that we will be on track to meet or exceed our original revenue run rate goal of $100 million by the end of fiscal 2017 with further acceleration into 2018.”

Commenting on Good Times Burgers & Frozen Custard, Hoback added “Good Times sales are impacted more by severe weather than Bad Daddy’s and we are pleased to have maintained positive same store sales with the above average snow we’ve had along with the competitive discounting environment.  We have seen a significant bounce in our sales trend during periods of normal weather patterns and are maintaining our expectations for 3-4% same store sales growth for Good Times. We are focusing on our core brand tenets with a pipeline of both new products and improvements to our primary menu items that we believe will continue to entrench our competitive advantage with our customers.”

2016 & Preliminary 2017 Outlook:

The Company currently anticipates the following for fiscal 2016 and 2017:

•
Total revenues of approximately $66 million to $67 million for fiscal 2016 and a preliminary outlook in excess of $88 million for the fiscal 2017 year for the fiscal 2017 year with a year end revenue run rate exceeding $100 million

•
Total revenue estimates assume same store sales growth of approximately 3-4% for the balance of the year and low single digits growth for fiscal 2017 for the Good Times concept and low single digits growth for the Bad Daddy’s concept for both the balance of the year and fiscal 2017

•	General and administrative expenses of approximately $6.1 million to $6.2 million, including approximately $800,000 of non-cash equity compensation expense for fiscal 2016

•	The opening of 1 new Good Times restaurant

•	The opening of 10-12 additional new Bad Daddy’s restaurants through the end of fiscal 2017

•	Total Adjusted EBITDA* of approximately $4.0 million to 4.2 million in fiscal 2016

•	Restaurant pre-opening expenses of approximately $2.0 million in fiscal 2016

•	Capital expenditures (net of tenant improvement allowances) of approximately $7 million to $8 million in fiscal 2016 and $12 million to $14 million in fiscal 2017

Conference Call: Management will host a conference call to discuss its first quarter 2016 financial results on Tuesday, May 10, 2016 at 3:00 p.m. MDT/5:00 p.m. EDT.  Hosting the call will be Boyd Hoback, President and Chief Executive Officer, and Jim Zielke, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call.  The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com under the Investor section.  An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, in its wholly owned subsidiary, Good Times Drive Thru Inc.  Good Times provides a menu of high quality all natural hamburgers, 100% all natural chicken tenderloins, fresh frozen custard, natural cut fries, fresh lemonades and other unique offerings.  Good Times currently operates and franchises a total of 37 restaurants.

GTIM owns, operates, franchises and licenses 18 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries.  Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high energy atmosphere that appeals to a broad consumer base.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws.  The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward looking statements.  These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 30, 2015 filed with the SEC.  Although Good Times may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

GOOD TIMES RESTAURANTS INC INVESTOR RELATIONS CONTACTS:
Boyd E. Hoback, President and CEO, (303) 384-1411
Jim Zielke, Chief Financial Officer (303) 384-1432
Christi Pennington (303) 384-1440

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
Statement of Operations	2016	2015	2016	2015
Net revenues:
Restaurant sales	$15,141	$8,626	$28,797	$16,392
Franchise revenues	177	88	359	177
Total net revenues	15,318	8,714	29,156	16,569
Restaurant Operating Costs:
Food and packaging costs	4,785	2,874	9,290	5,623
Payroll and other employee benefit costs	5,394	2,913	10,166	5,446
Restaurant occupancy costs	1,231	731	2,294	1,406
Other restaurant operating costs	1,332	665	2,583	1,290
Royalty expense	0	60	0	98
New store preopening costs	576	185	1,301	422
Depreciation and amortization	549	256	1,008	462
Total restaurant operating costs	13,867	7,684	26,642	14,747
General and administrative costs	1,510	919	3,116	1,794
Advertising costs	352	261	718	521
Acquisition costs	0	197	0	197
Franchise costs	27	27	54	53
Gain on restaurant asset sale	(7)	(6)	(12)	(12)
Loss from operations	(431)	(368)	(1,362)	(731)
Other income (expense):
Interest income (expense), net	(36)	(4)	(66)	(1)
Other expense	0	(1)	0	(3)
Affiliate investment income	0	12	0	13
Total other income (expense), net	(36)	7	(66)	9
Net loss	$(467)	$(361)	$(1,428)	$(722)
Net loss attributable to non-controlling interest	(206)	(74)	(369)	(123)
Net loss attributable to Good Times Restaurants Inc.	$(673)	$(435)	$(1,797)	$(845)
Basic and diluted loss per share	$(0.05)	$(0.05)	$(0.15)	$(0.09)
Basic and diluted weighted average common shares outstanding	12,263	9,452	12,262	9,134

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands)

	March 31,	September 30,
Balance Sheet Data	2016	2015
Cash & cash equivalents	$9,040	$13,809
Current assets	10,833	14,728
Property and equipment, net	18,802	14,222
Other assets	19,267	19,278
Total assets	48,902	48,228
Current liabilities, including capital lease obligations and long-term debt due within one year	7,434	7,258
Long-term debt due after one year	1,006	1,093
Capital lease obligations due after one year	5	11
Other liabilities	3,692	1,609
Total liabilities	12,137	9,971
Stockholders’ equity	36,765	38,257

Supplemental Information:
	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar
	Three Months Ended March 31,		Six Months Ended March 31,		Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015	2016	2015	2016	2015
Restaurant Sales (in thousands)	$6,700	$6,617	$13,647	$13,132	$8,441	$2,009	$15,150	$3,260
Restaurants open during period	0	0	0	1	2	0	4	1
Restaurants open at period end	27	26	27	26	11	2	11	2
Restaurant operating weeks	351.0	334.3	705.9	668.9	175.0	37.7	320.3	64.0
Average weekly sales per restaurant (in thousands)	$19.1	$19.8	$19.3	$19.6	$48.2	$53.3	$47.3	$50.9

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	Three Months Ended March 31,				Three Months Ended March 31,				Three Months Ended March 31,
	2016		2015		2016		2015		2016	2015
Restaurant Sales	$6,700	100.0%	$6,617	100.0%	$8,441	100.0%	$2,009	100.0%	$15,141	$8,626
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	2,124	31.7%	2,240	33.9%	2,661	31.5%	634	31.6%	4.785	2,874
Payroll and other employee benefit costs	2,283	34.1%	2,138	32.3%	3,111	36.9%	775	38.6%	5,394	2,913
Restaurant occupancy costs	692	10.3%	612	9.2%	539	6.4%	119	5.9%	1,231	731
Other restaurant operating costs	538	8.0%	507	7.7%	794	9.4%	158	7.9%	1,332	665
Restaurant-level operating profit	1,063	15.9%	1,120	16.9%	1,336	15.8%	323	16.1%	2,399	1,443
Franchise royalty income and expense, net									177	28
Deduct - Other operating:
Depreciation and amortization									549	256
General and administrative									1,510	919
Advertising costs									352	261
Acquisition costs									0	197
Franchise costs									27	27
Gain on restaurant asset sale									(7)	(6)
Preopening costs									576	185
Total other operating									3,007	1,839
Loss from Operations									$(431)	$(368)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	Six Months Ended March 31,				Six Months Ended March 31,				Six Months Ended March 31,
	2016		2015		2016		2015		2016	2015
Restaurant Sales	$13,647	100.0%	$13,132	100.0%	$15,150	100.0%	$3,260	100.0%	$28,797	$16,392
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	4,437	32.5%	4,580	34.9%	4,853	32.0%	1,043	32.0%	9,290	5,623
Payroll and other employee benefit costs	4,582	33.6%	4,173	31.8%	5,584	36.9%	1,273	39.0%	10,166	5,446
Restaurant occupancy costs	1,349	9.9%	1,203	9.2%	945	6.2%	203	6.2%	2,294	1,406
Other restaurant operating costs	1,126	8.3%	1,026	7.8%	1,457	9.6%	264	8.1%	2,583	1,290
Restaurant-level operating profit	2,153	15.8%	2,150	16.4%	2,311	15.3%	477	14.6%	4,464	2,627
Franchise royalty income and expense, net									359	79
Deduct - Other operating:
Depreciation and amortization									1,008	462
General and administrative									3,116	1,794
Advertising costs									718	521
Acquisition costs									0	197
Franchise costs									54	53
Gain on restaurant asset sale									(12)	(12)
Preopening costs									1,301	422
Total other operating									6,185	3,437
Loss from Operations									$(1,362)	$(731)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation.  The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the three months ended March 31, 2015 and March 31, 2014, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(In thousands)

Good Times Restaurants Inc.

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
Net loss as reported	$(673)	$(435)	$(1,797)	$(845)
Adjustments to net loss:
Interest expense (income), net	36	4	66	1
Depreciation and amortization	520	272	947	494
Preopening expense	576	185	1,301	422
Non-cash stock based compensation	177	85	355	152
Non-recurring acquisition costs	0	197	0	197
GAAP rent in excess of cash rent	10	30	24	43
Non-cash disposal of assets	(7)	(6)	(12)	(12)
Adjusted EBITDA	$639	$332	$884	$452

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.